SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of ________________________________, 2015, by and between MamaMancini’s Holdings, Inc., a Nevada corporation (the “Company”), and the subscriber hereto (collectively, the “Subscribers” and each, a “Subscriber”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the Company is offering (the “Offering”), on a “best efforts” basis, through Spartan Capital Securities, LLC., as placement agent (the “Placement Agent”), a minimum of one million dollars ($1,000,000) (the “Minimum Amount”) and a maximum of ten million dollars ($10,000,000) (the “Maximum Amount”) of units (the “Units”) comprised of (i) shares of the Company’s Series A Convertible Preferred Stock, par value $0.00001 per share (“Series A Preferred “), which Series A Preferred shall be convertible into shares (the “Conversion Shares”) of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), subject to the rights and preferences described in the Certificate of Designation (“Certificate of Designation”), annexed as Exhibit C to the PPM (as defined below) and (ii) common stock purchase warrants (the “Warrants”) in the form annexed as Exhibit D to the PPM, to purchase shares of Common Stock (the “Warrant Shares”). The Series A Preferred, shares of Common Stock issuable upon conversion of the Series A Preferred (the “Shares”), the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”;

WHEREAS, the Maximum Amount is subject to an increase of up to an additional $2,000,000 or 40 Units to cover over-allotments;

WHEREAS, each Unit is comprised of (i) five hundred (500) shares of Series A Preferred (“Unit Shares”) and (ii) one (1) Warrant to purchase 100% of the number of Conversion Shares;

WHEREAS, each holder of Series A Preferred will be entitled to receive dividends at a rate of eight percent (8%) per share per annum of the stated value ($100 per share), payable yearly within 10 days following March 31 of each year, payable in either Common Stock (“Dividend Shares”) or in cash, at the option of the Company;

WHEREAS, Each registered holder of Unit Shares shall have the right, at any time commencing after the issuance thereof, to convert the stated value ($100 per share) of such shares, as well as accrued but unpaid declared dividends on the Series A Preferred, if any (collectively “Conversion Amount”) into fully paid and non-assessable Conversion Shares. The number of Conversion Shares issuable upon conversion of the Conversion Amount shall equal the Conversion Amount to be converted divided by the conversion price then in effect. The conversion price of the Series A Preferred shall be $1.25, subject to adjustment more fully described in the PPM and the Certificate of Designation;

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WHEREAS, the minimum subscription amount is $50,000; however, the Company may, in its sole discretion, accept subscriptions from Subscribers for lesser amounts;

WHEREAS, the Offering is for a term of one hundred and twenty (120) days; however the Company and Spartan Capital Securities, LLC, the placement agent for the Offering (the “Placement Agent”) may, with or without notice to the Subscribers, extend the Offering Period by an additional period not to exceed sixty (60) days (the “Offering Period”);

WHEREAS, the aggregate proceeds of the sale of the Units contemplated hereby (“Purchase Price”) shall be held in escrow by TD BANK (the “Escrow Agent”) pursuant to the terms of an escrow agreement (the “Escrow Agreement”) by and among the Company, the Placement Agent and Escrow Agent; and

WHEREAS, the Escrow Agreement provides that a condition of the release of Subscribers’ funds from escrow is that the Minimum Amount has been subscribed for;

WHEREAS, the Units will only be sold to “accredited investors” as such term is defined in Rule 501 of Regulation D of the 1933 Act;

WHEREAS, it is anticipated that an initial closing of the Offering will take place upon receipt and acceptance by the Company of subscriptions for at least the Minimum Amount; and thereafter, that additional closings of the Offering will take place during the Offering Period at the direction of the Company and the Placement Agent;

WHEREAS, counterpart signature pages to this Agreement will evidence the several purchases and sales to Subscribers in the Offering; and

WHEREAS, each of the Subscribers desires to purchase and the Company desires to sell to each such Subscriber, that amount of Units set forth on the applicable signature page hereof on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

1. Closings; Purchase and Sale of Shares and Warrants.

(a) Closings. Subject to the satisfaction or waiver of the terms and conditions of this Agreement and Private Placement Memorandum (the “PPM”) dated ___________, 2015 related to the Offering, an initial closing of the Offering will take place upon receipt and acceptance by the Company of subscriptions for at least the Minimum Amount; and thereafter, that additional closings of the Offering will take place during the Offering Period at the direction of the Company and the Placement Agent. In determining whether subscriptions for the Minimum Amount have been received, an aggregate of $750,000 principal amount of Convertible Debentures previously acquired by members of the Company’s Board of Directors and a Demand Note payable in favor of the Company’s Chief Executive Officer that will be exchanged for Units will be credited against the Minimum Amount. Each date on which the Escrow Agent disburses funds received from one or more Subscribers to the Series A Preferred in accordance with the provisions of the Escrow Agreement shall be a “Closing Date” with respect to such released funds and the corresponding purchase and sale of the Units. Such purchases, sales and disbursements are individually referred to herein as a “Closing” and collectively as the “Closings;” the Closing at which at least the Minimum Amount is disbursed from escrow shall be referred to herein as the “Initial Closing;” and the date on which a Closing takes place shall be referred to herein as a “Closing Date.” At a Closing, each Subscriber whose subscription funds are to be disbursed from escrow shall purchase, and the Company shall sell to each such Subscriber, the Units as described in Section 2 below.

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The Subscriber shall pay such purchase price, to TD Bank, as escrow agent for the Company, by check payable to “TD Bank as escrow agent for MamaMancini’s Holdings, Inc.”, or by wire transfer of immediately available funds in accordance with the following wire instructions:

(b) Time Effective Clauses. All time effective clauses not specifically related to an actual Closing Date shall be deemed to have commenced as of the Initial Closing Date.

2. Units Comprised of Series A Convertible Preferred Stock and Warrant.

(a) Units. On the Closing Date, each Subscriber shall purchase and the Company shall sell to each such Subscriber, the number of Units designated on such Subscriber’s signature page hereto for such Subscriber’s Purchase Price indicated thereon.

(b) Series A Preferred. On the Closing Date, the Company shall issue and deliver, that certain number of shares of Series A Preferred pursuant to the number of Units purchased for such Subscriber’s Purchase Price.

(c) Warrants. On the Closing Date, the Company shall issue and deliver the Warrants to each Subscriber, one (1) Warrant to purchase up to the number of shares of Common Stock that is equal to 100% of the number of Conversion Shares initially issuable upon conversion of such Subscriber’s Series A Preferred. The exercise price to acquire a Warrant Share upon exercise of a Warrant shall be $1.25, subject to adjustment as described in the Warrants. The Warrants shall be exercisable in whole or in part and from time to time during the five (5) year period after the Closing Date. The Warrants may be exercised on a “cashless” basis to the extent set forth in the Warrant.

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3. Payment and Allocation of Purchase Price. In consideration of the issuance of the Series A Preferred and Warrants on the Closing Date, each Subscriber shall pay to or for the benefit of the Company such Subscriber’s Purchase Price, as set forth on the signature pages hereto. The Purchase Price will be allocated among the components of the Series A Preferred and Warrants so that each component of same will be fully paid and non-assessable.

4. Subscriber Representations and Warranties. Each of the Subscribers, severally but not jointly, hereby represents and warrants to, and agrees with the Company that, with respect only to such Subscriber:

(a) Organization and Standing of Subscriber. If Subscriber is an entity, Subscriber is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. If the Subscriber is a natural person, Subscriber has the legal capacity and power to enter into this Agreement (as defined herein).

(b) Authorization and Power. Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Units being sold to such Subscriber hereunder. The execution, delivery and performance of this Agreement by such Subscriber, and the consummation by such Subscriber of the transactions contemplated hereby, have been duly authorized by all necessary action, and no further consent or authorization of Subscriber or its board of directors, manager(s), trustee, stockholders, partners, members or beneficiaries, as applicable, is required. This Agreement has been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute, when executed and delivered, a valid and binding obligation of such Subscriber, enforceable against Subscriber in accordance with the terms thereof.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents, bylaws or other organizational documents, if applicable; (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Subscriber is a party; or (iii) result in a violation of any law, rule or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for such Subscriber to execute, deliver or perform any of such Subscriber’s obligations under this Agreement, nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

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(d) Receipt of Information. Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to invest the Securities and to accept the Securities. Subscriber further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

(e) Information on Subscriber. Subscriber is, and will be at the time of the conversion of the Series A Preferred and exercise of the Warrants, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of, and to make an informed investment decision with respect to, the proposed purchase, which such Subscriber hereby agrees represents a speculative investment. Such Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

(f) Purchase of Series A Preferred and Warrants. On the Closing Date, Subscriber will purchase the Series A Preferred and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g) Compliance with Securities Act. Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(h) Conversion Shares, Warrant Shares and Dividend Shares Legend. The Conversion Shares and Warrant Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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(i) Series A Preferred and Warrants Legend. The Series A Preferred and Warrants shall bear the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE OR EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(j) Communication of Offer. Subscriber has a preexisting personal or business relationship with the Company or one or more of its directors, officers, advisors or control persons, or the Placement Agent, and the offer to issue the Securities was directly communicated to Subscriber by the Company or the Placement Agent. At no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k) Restricted Securities. Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber shall not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel as permitted under applicable law) the Securities: (i) to such Subscriber’s Affiliates (as defined below), provided that each such Affiliate is an “accredited investor,” as such term is defined under Regulation D, and such Affiliate agrees in writing to be bound by the terms and conditions of this Agreement; (ii) to such Subscriber’s Immediate Family (as defined below), provided the Immediate Family member agrees in writing to be bound by the terms and conditions of this Agreement; (iii) to an inter vivos or testamentary trust (or other entity) in which the Securities are to be passed to Subscriber’s designated beneficiaries; or (iv) by will or by the laws of descent or distribution. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Without limiting the foregoing, each Subsidiary (as defined herein) is an Affiliate of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, “Immediate Family” means any child, stepchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law.

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(l) No Governmental Review. Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m) Independent Decision. The decision of Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other Person) relating to or arising from any such information, materials, statements or opinions.

(n) Correctness of Representations. Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company in writing prior to the Closing Date, shall be true and correct as of the Closing Date.

(o) Survival. The foregoing representations and warranties shall survive the Closing Date.

5. Company Representations and Warranties. Except as set forth in the Schedules hereto, the Company represents and warrants to and agrees with each Subscriber that:

(a) Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect (as defined herein). For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company. No person or entity other than the Company has the right to receive any equity interest in the Subsidiaries.

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(b) Outstanding Stock. All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c) Authority; Enforceability. This Agreement, the PPM, the Series A Preferred, Warrants, the Escrow Agreement, and any other agreements delivered or required to be delivered together with or pursuant to this Agreement or in connection herewith (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and/or the Subsidiaries, as the case may be, and are valid and binding agreements of the Company and/or the Subsidiaries, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company and/or the Subsidiaries, as the case may be, have full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

(d) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, the Subsidiaries or any of their Affiliates, or the Company’s stockholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company and the Subsidiaries of their respective obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities. The Transaction Documents and the Company’s performance of its obligations thereunder have been unanimously approved by the Company’s board of directors in accordance with the Company’s Certificate of Incorporation and applicable law. Any such qualifications and filings will, in the case of qualifications, be effective upon Closing, and will, in the case of filings, be made within the time prescribed by law.

(e) No Violation or Conflict. Conditioned upon the representations and warranties of Subscriber in Section 4 hereof being materially true and correct, neither the issuance nor the sale of the Securities nor the performance of the Company’s obligations under this Agreement and the other Transaction Documents by the Company, will:

(i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate of incorporation or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party, except the violation, conflict, breach or default of which would not have a Material Adverse Effect; or

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(ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates, except in favor of each Subscriber as described herein.

(f) The Securities. The Securities upon issuance:

(i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii) have been, or will be, duly and validly authorized and on the dates of issuance of the Series A Preferred and Warrants, the Conversion Shares upon conversion of the Series A Preferred, and the Warrant Shares upon exercise of the Warrants, such Series A Preferred, Warrants, Conversion Shares and Warrant Shares will be duly and validly issued, fully paid and non-assessable; and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement or an exemption from registration, will be free trading, unrestricted and unlegended;

(iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities or debt of the Company;

(iv) will not subject the holders thereof to personal liability by reason of being such holders; and

(v) conditioned upon the representations and warranties of the Subscribers as set forth in Section 4 hereof being materially true and correct, will not result in a violation of Section 5 under the 1933 Act.

(g) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents. Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

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(h) No Market Manipulation. The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(i) Defaults. The Company is not in violation of its certificate of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which default would have a Material Adverse Effect, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(j) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions. No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. Neither the Company nor any of its Affiliates will take any action or suffer any inaction or conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Securities or that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(k) No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(l) Dilution. The Company’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Series A Preferred and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company or parties entitled to receive equity of the Company.

(m) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers previously and presently employed by the Company, including, but not limited to, disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.

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(n) Investment Company. Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(o) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(p) Commission Filings; Financial Statements; Absence of Undisclosed Liabilities.

(i) Commission Filings. The Company has filed with the Commission all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the Commission (the “Company SEC Documents”) and such Company SEC Documents when filed were true, correct and complete in all material respects. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder) and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder applicable to such Company SEC Documents and did not, at the time it was filed (or, if amended, at the time (and taking into account the content) of such amendment), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the Company SEC Documents. As of the date hereof, none of the Company SEC Documents is the subject of ongoing Commission review, outstanding Commission comment or outstanding Commission investigation;

(ii) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the Commission for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of the Company at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the Commission. As of the date hereof, RRBB Accountants and Advisors has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure;

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(iii) No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP) (“Liability”) except for Liabilities that (a) are reflected or recorded on the Company’s most recent balance sheet included in the Company SEC Documents (including in the notes thereto but only to the extent it is reasonably apparent that the disclosure in such notes is of a Liability required to be reflected on a balance sheet prepared in accordance with GAAP) contained in the Company SEC Documents or (b) are current Liabilities (within the meaning of GAAP) which were incurred since the date of such balance sheet in the ordinary course of business consistent with past practice;

(q) Related Party Transactions. All contracts, transactions, arrangements and understandings with any executive officer or director of the Company or any of its subsidiaries, any other person that directly or indirectly controls, is controlled by or is under common control with (“Affiliate”), the Company, or any person owning 10% or more of the shares of the Common Stock (or any of such person’s immediate family members or Affiliates or associates), which is required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act, have been fully and properly disclosed in the appropriate Company SEC Documents. There are no such contracts, transactions, arrangements or understandings which have not been so disclosed

(r) Company Predecessor and Subsidiaries. The Company makes each of the representations contained in Sections 5(a), (b), (c), (d), (e), (f), (h), (j), (k), (l), (o), (p) and (q) of this Agreement, as same relate or could be applicable to each Subsidiary. All representations made by or relating to the Company of a historical or prospective nature and all undertakings described in Section 8 shall relate, apply and refer to the Company and the Subsidiaries and their predecessors and successors.

(s) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided that if such representation or warranty is made as of a different date, such representation or warranty shall be true as of such date.

(t) Survival. The foregoing representations and warranties shall survive the Closing Date.

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6. Regulation D Offering. The offer and issuance of the Securities to the Subscribers is being made pursuant to an exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.

7. Broker’s Commission/Finder’s Fee. The Company on the one hand, and each Subscriber, for itself and not on behalf of any other Subscriber, on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any Persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions. Except for Spartan Capital Securities, LLC, the Company represents that to the best of its knowledge there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the Offering.

8. Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

(a) Registration Rights. Purchasers of Series A Preferred and Warrants in the Offering shall be entitled to the registration rights, including for Dividend Shares, if any, all as described on Annex A to this Agreement, which is incorporated herein in its entirety by reference.

(b) Notices. For so long as the Subscribers hold any Series A Preferred or Warrants, the Company will maintain a United States address and United States fax number for notice purposes under the Transaction Documents.

9. Covenants of the Company Regarding Indemnification.

(a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, counsel, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscribers or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto in any Transaction Document, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

(b) In no event shall the liability of the Subscribers or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Securities.

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10. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile addressed as set forth below or to such other address as such party shall have specified most recently by written notice in accordance with this Section 10(a). Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile with accurate confirmation generated by the transmitting facsimile machine at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received, or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: MamaMancini’s Holdings, Inc., 25 Branca Road, East Rutherford, NJ 07073 Attn: Cal Wolf, telephone: (201) 531-1212, with a copy by fax only to (which shall not constitute notice): ________________, and (ii) if to a Subscriber, to: the addresses listed on subscription pages hereto.

(b) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties. Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement or the other Transaction Documents. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws thereof or any other State. Any action brought by any party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New Jersey or in the federal courts located in the state and county of New Jersey. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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(e) Specific Enforcement, Consent to Jurisdiction. The Company and each Subscriber hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New Jersey of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law. Subject to Section 10(d) hereof, the Company and the Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(f) Damages. In the event the Subscriber is entitled to receive any liquidated or other damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages. In the event the Subscriber is granted rights under different sections of the Transaction Documents relating to the same subject matter or which may be exercised contemporaneously, or pursuant to which damages or remedies are different, Subscriber is granted the right in Subscriber’s absolute discretion to proceed under such section as Subscriber elects.

(g) Calendar Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(h) Captions; Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

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(i) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(j) Successor Laws. References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms. A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

(k) Maximum Liability. In no event shall the liability of the Subscribers or permitted assign hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the Subscriber’s subscription.

(l) Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

[-SIGNATURE PAGES FOLLOW-]

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IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement as of                                             , 2015.

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SUBSCRIPTION AGREEMENT COUNTERPART SIGNATURE PAGE

[COMPANY OR TRUST]

The undersigned hereby represents, warrants and covenants that the undersigned is duly authorized by the prospective investor to take all requisite action on the part of the prospective investor listed below to enter into this Agreement and, further, that the prospective investor has all requisite authority to enter into such Agreement.

The undersigned represents and warrants that each of the above representations, agreements or understandings set forth herein applies to the prospective investor and that the undersigned has authority under the charter, by-laws, corporate resolutions or trust agreement of such prospective investor to execute this Agreement.

Name of Company (Please type or print)

By:
Name:
Title:

Amount of (check one)
check enclosed or wire transfer:

Amount of Units
Subscribed for: Number of Units x $50,000 per unit	$

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SUBSCRIPTION AGREEMENT COUNTERPART SIGNATURE PAGE

[PARTNERSHIP]

If the prospective investor is a PARTNERSHIP, complete the following and enclose a true copy of the Partnership Agreement of the prospective investor:

The undersigned hereby represents, warrants and covenants that the undersigned is a general partner of the prospective investor named below, is duly authorized by the prospective investor to enter into this Agreement, and that the prospective investor has all requisite authority to enter into this Agreement and set forth below are the names of all Partners of the prospective investor.

The undersigned represents and warrants that each of the above representations, agreements or undertakings set forth herein applies to the prospective investor and that the undersigned is authorized by such prospective investor to execute this Agreement.

Name of Company (Please type or print)

By:
Name:
Title:

Names of Partners:	Signature:

(Add additional sheets if necessary)

Amount of (check one)
check enclosed or wire transfer:

Amount of Units
Subscribed for: Number of Units x $50,000 per unit	$

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SUBSCRIPTION AGREEMENT COUNTERPART SIGNATURE PAGE

[INDIVIDUAL]

If the prospective investor is an individual, please execute this Agreement below.

Name of Individual (Please type or print)

By:
Name:

And (if applicable)

By:
Name:

HOW COMMON STOCK WILL BE HELD:

Individually
JTWROS
TBTE

Amount of (check one)
check enclosed or wire transfer:
Amount of Units
Subscribed for: Number of Units x $50,000 per unit	$

*If investment is taken in joint names, both must sign.

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[ACCEPTANCE PAGE FOR SUBSCRIPTION AGREEMENT]

Agreed to and accepted as of                                      , 2015.

MAMAMANCINI’S HOLDINGS, INC.

By:
Name:
Title:

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CERTIFICATE OF SIGNATORY

(To be completed if the Units are being subscribed for by an entity)

I,_______________________________________, am the _______________________________________, of

_______________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Securities, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ____ day of _________, 2015.

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ANNEX A –REGISTRATION RIGHTS

1.1 Definitions. As used in this Annex, the following terms shall have the following meanings.

(a) The term “Holder” shall mean any person owning or having the right to acquire Registrable Securities (as defined below) or any permitted transferee of a Holder.

(b) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or order of effectiveness of such registration statement or document.

(c) The term “Registrable Securities” shall mean the Conversion Shares, Warrant Shares, and Dividend Shares provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC; (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) are held by a Holder or a permitted transferee of a Holder pursuant to Section 1.8; and (D) may not be disposed of under Rule 144 under the Securities Act without restriction.

(d) The term “SEC Guidance” means (i) any publicly-available written or oral guidance, requirements or notice of the staff of the SEC, and (ii) the Securities Act.

(e) The term “Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

1.2 Resale Registration Statement. The Company will use its commercially reasonable best efforts to file a registration statement (the “Registration Statement”), ninety (90) days after the closing of the Maximum Amount under this Offering (the “Filing Date”), covering the resale of all or such portion of the Registrable Securities as permitted by SEC Guidance, for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement filed pursuant to this Section 1.2 of Annex A shall be on Form S-1, except if the Company is not then eligible to register for resale the Registrable Securities on Form S-1, in which case such registration shall be on another appropriate form.

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1.3 Registration Procedures. Whenever required herein to include Registrable Securities in a Company registration statement, the Company shall, as expeditiously as reasonably possible:

1.3.1 Use its best efforts to (i) cause such registration statement to become effective, and (ii) cause such registration statement to remain effective until the earliest to occur of (A) such date as the sellers of Registrable Securities (the “Selling Holders”) have completed the distribution described in the registration statement and (B) such time that all of such Registrable Securities are no longer, by reason of Rule 144 under the Securities Act, required to be registered for the sale thereof by such Holders. The Company will also use its commercially best efforts to, during the period that such registration statement is required to be maintained hereunder, file such post-effective amendments and supplements thereto as may be required by the Securities Act and the rules and regulations thereunder or otherwise to ensure that the registration statement does not contain any untrue statement of material fact or omit to state a fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading; provided, however, that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permits, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the Company may incorporate by reference information required to be included in (i) and (ii) above to the extent such information is contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the registration statement.

1.3.2 Prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

1.3.3 Furnish to the Selling Holders such numbers of copies of a prospectus, including a preliminary prospectus as amended or supplemented from time to time, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

1.3.4 Use commercially best efforts to register and qualify the securities covered by such registration statement under such other federal or state securities laws of such jurisdictions as shall be reasonably requested by the Selling Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

1.3.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Selling Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

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1.3.6 Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or quotation service on which similar securities issued by the Company are then listed or quoted.

1.3.7 Provide a transfer agent for all Registrable Securities registered pursuant hereunder and CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.3.8 Cooperate with the Selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold, which certificates will not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two business days prior to any sale of the Registrable Securities to the underwriters.

1.3.9 Comply with all applicable rules and regulations of the SEC.

1.4 Furnish Information. It shall be a condition precedent to the obligation of the Company to take any action pursuant to Annex A with respect to the Registrable Securities of any Selling Holder that such Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of such Holder’s Registrable Securities.

1.5 Registration Expenses. The Company shall bear and pay all registration expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to registration pursuant to Section 1.2 of Annex A for each Holder, but excluding (i) legal expenses of the Holders and (ii) underwriting discounts and commissions relating to Registrable Securities.

1.6 No Injunction. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Annex A.

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1.7 Indemnification. In the event that any Registrable Securities are included in a registration statement:

1.7.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act or the Exchange Act, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.7(a) of Annex A shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

1.7.2 To the extent permitted by law, each Selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.7(b) of Annex A, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.7(b) of Annex A shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this Section 1.7(b) of Annex A exceed the lesser of the cash value of the (i) net proceeds from the Offering received by such Holder or (ii) such Holder’s investment pursuant to this Agreement as set forth on the signature page attached hereto.

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1.7.3 Promptly after receipt by an indemnified party under this Section 1.7 of Annex A of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7 of Annex A, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7 of Annex A, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7 of Annex A.

1.7.4 If the indemnification provided for in this Section 1.7 of Annex A is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

1.7.5 Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

1.7.6 The obligations of the Company and Holders under this Section 1.8 of Annex A shall survive the completion of the Offering.

1.8 Permitted Transferees. The rights to cause the Company to register Registrable Securities granted to the Holders by the Company may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities, to (a) any partner or retired partner of a Holder that is a partnership, or (b) any family member or trust for the benefit of any individual Holder, provided that (i) such Holder gives prior written notice to the Company; (ii) such transferee agrees to comply with the terms and provisions of this Agreement; (iii) such transfer is otherwise in compliance with this Agreement; and (iv) such transfer is otherwise effected in accordance with applicable securities laws. Except as specifically permitted by this Section 1.8 of Annex A, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

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